UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2018

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1953 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Amendments of the 2012 Equity Incentive Plan

On October 29, 2018, the Board of Directors of Natus Medical Incorporated (the “Company”) approved, subject to stockholder approval, the Company's 2018 Equity Incentive Plan (the “2018 Plan”), which amended and restated the Company's 2011 Stock Awards Plan (the “Prior Plan”). The 2018 Plan was approved by the Company's stockholders at a Special Meeting of Stockholders held on December 13, 2018. The 2018 Plan reserved for issuance an additional 3,000,000 shares of the Company's common stock, and shares subject to awards granted under the Prior Plan that are outstanding on the effective date of the 2018 Plan that are cancelled, forfeited, repurchased or that expire by their terms without shares being issued are returned to the pool of shares available for grant and issuance under the 2018 Plan. The 2018 Plan continues to provide that stock options or stock appreciation rights granted thereunder will reduce the pool available for award grants on a 1:1 ratio, and that any other type of award, including restricted stock and restricted stock units, will reduce the pool at a 2.5:1 ratio. The 2018 Plan continues to provide for the same types of equity awards and the same eligible participants as the Prior Plan.

A more complete description of the 2018 Plan and its terms is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 26, 2018 (the “Proxy Statement”). The foregoing description of the 2018 Plan and the description of the 2018 Plan in the Proxy Statement do not purport to be complete and are qualified in their respective entireties by reference to the 2018 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On December 13, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved the 2018 Plan.

As of the close of business on October 31, 2018, the record date for the Special Meeting, 33,756,312 shares of Company's common stock, were outstanding and entitled to vote. 28,929,873 shares of common stock were voted in person or by proxy at the Special Meeting, representing approximately 85% of the shares entitle to be voted.

The final voting results for the Special Meeting are as follows:

Proposal 1: Approve the Natus Medical Incorporated 2018 Equity Plan
For	Against	Abstain	Broker Non-Votes
27,125,952	1,765,081	38,840

No other matters were considered or voted upon at the meeting.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	2018 Equity Plan
10.1.1*	Form of Stock Option Awards Agreement under the 2018 Equity Incentive Plan
10.1.2*	Form of Restricted Stock Award Agreement under the 2018 Equity Incentive Plan
10.1.3*	Form of Restricted Stock Unit Agreement under the 2018 Equity Incentive Plan
10.1.4*	Form of Performance Stock Unit Agreement under the 2018 Equity Incentive Plan

 *    Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: December 18, 2018	By:	/s/ JONATHAN A. KENNEDY
Jonathan A. Kennedy
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2018 Equity Plan
10.1.1*	Form of Stock Option Awards Agreement under the 2018 Equity Incentive Plan
10.1.2*	Form of Restricted Stock Award Agreement under the 2018 Equity Incentive Plan
10.1.3*	Form of Restricted Stock Unit Agreement under the 2018 Equity Incentive Plan
10.1.4*	Form of Performance Stock Unit Agreement under the 2018 Equity Incentive Plan

 *    Indicates a management contract or compensatory plan or arrangement